EXHIBIT 5

                                                  April 19, 1994


HUBCO, Inc.
3100 Bergenline Avenue
Union City, New Jersey 07087

          Re:  Registration Statement on Form S-4
               HUBCO, Inc. Exchange Offer
               ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 to be filed by HUBCO, Inc. ("HUBCO") with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 7.75% Exchange Subordinated Debentures due 2004 (the "Debentures") to be offered for exchange for a like principal amount of HUBCO's issued and outstanding 7.75% Subordinated Debentures due 2004, pursuant to a Registration Rights Agreement (the "Agreement") dated as of January 14, 1994, by and among HUBCO and the purchasers named therein.

     In addition, we have examined the Agreement and such corporate records, certificates and documents and have made such examinations of law as we have deemed relevant. In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies. In rendering this opinion we have assumed without investigation the accuracy and validity of information supplied to us by HUBCO.

     On the basis of the foregoing, it is our opinion that when, as and if the Registration Statement shall have become effective pursuant to the provisions of the Act, and the Debentures shall have been duly issued and delivered in the manner contemplated by the Registration Statement and the Agreement, the Debentures will be legally issued, fully paid and nonassessable.

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     The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference in the Prospectus included as part of the Registration Statement to our having issued the opinion expressed herein.

                                                  Very truly yours,

                                                  CLAPP & EISENBERG



                                                  By:/s/ Michael Zelenty
                                                     --------------------
                                                    Michael W. Zelenty
                                                    A Member of the Firm